Exhibit 99.1

FOR IMMEDIATE RELEASE	CONTACT:	Mel Brunt
January 20, 2009		Chief Financial Officer
Sielox, Inc.
(856) 861-4579

SIELOX, INC. ANNOUNCES APPOINTMENT OF JAMES PRITCHETT AS
PRESIDENT AND CHIEF EXECUTIVE OFFICER

Two New Directors Join Sielox Board

Runnemede, NJ ─ January 20, 2009 ─ Sielox, Inc. (OTCBB: SLXN.OB) announced today the appointment of James Pritchett as its new President and Chief Executive Officer, as well as Mr. Pritchett’s appointment to the Board of Directors (“Board”) of the Company.   Mr. Pritchett replaces Sebastian E. Cassetta, who had held the positions of President and CEO on a part-time basis, and was a member of the Board until his resignation today.

Upon his resignation and Mr. Pritchett’s appointment, Mr. Cassetta stated, “It has been a pleasure to serve the Company as both an executive and a member of the Board over the last two and one half years.  I believe that the time is right for Jim Pritchett to take the reins as the Company’s full-time chief executive.  I have worked closely with Jim over the last two years and am confident in his ability to lead the Company to achieve new successes in the future.”

Mr. Pritchett brings a wealth of experience to his new role with the Company.  Since June 2006, Mr. Pritchett has served as the President of Costar Video Systems, LLC, a wholly-owned subsidiary of the Company engaged in the security and surveillance and industrial video business.  From March 2001 until June 2006, he was the President of Video Solutions Technology Center, LLC and a director of Southern Imaging, Inc.  He is also a former executive officer of Ultrak, Inc., a publicly-traded company that manufactured and sold products for the security and surveillance and industrial video markets, serving as the Executive Vice-President and Chief Operating Officer from 1988-1997 and as the President and Chief Executive Officer from 1997 until March 1999.

Upon accepting his new positions with the Company, Mr. Pritchett noted, “I am excited to assume this position at this stage of our business.   I am confident in my ability to lead the Company and look forward to working with the Board and Sielox’s dynamic management team to build upon the Company’s achievements and take advantage of the many exciting opportunities that lie ahead in the security and industrial markets.”

The Company also announced today that it has expanded the size of its Board of Directors to six members and appointed James Mitarotonda to fill the newly created position on the Board.  Mr. Mitarotonda is an experienced director who serves on the Board of A. Schulman, Inc. and Griffon Corp. He is also the Chairman of the Board of The Pep Boys – Manny, Moe & Jack.  Mr. Mitarotonda has served in the past as both a director and the chief executive officer of L Q Corporation, Inc. and Dynabazaar, Inc.

About Sielox, Inc.

Sielox, Inc., formerly known as Dynabazaar, Inc., develops, designs and distributes a range of security solution products such as surveillance cameras, lenses, digital video recorders, high speed domes and access control systems. The company also develops, designs and distributes industrial vision products to observe repetitive production and assembly lines, thereby increasing efficiency by detecting faults in the production process.  Founded in 1979 and headquartered in Runnemede, NJ, Sielox’s shares trade on the OTC market under the ticker symbol “SLXN”.

Cautionary Statement Regarding Forward-Looking Statements

This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties, as well as assumptions, that, if they never materialize or prove incorrect, could cause the results of the company to differ materially from those expressed or implied by such forward-looking statements.  Forward-looking statements generally are identified by the words “expects,” “anticipates,” “believes,” “intends,” “estimates,” “should,” “would,” “strategy,” “plan” and similar expressions.  All statements other than statements of historical fact are statements that could be deemed forward-looking statements.  The risks, uncertainties and assumptions include developments in the market and related products and services and other risks and uncertainties described in the section entitled “Risk Factors” in the company’s most recent Annual Report on Form 10-K.  Accordingly, no assurances can be given that any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do so, what impact they will have on the results of operations or financial condition of the company.

This press release is available on Sielox’s web site at http://www.sielox.com.